UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/12/2012

Zipcar, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35131

Delaware	04-3499525
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

25 First Street, 4th Floor
Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 995-4231
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On March 12, 2012, Jill Preotle notified Zipcar, Inc., or Zipcar, that she would not stand for reelction as a Class I director at Zipcar's 2012 annual meeting of stockholders.

On March 12, 2012, Zipcar's nominating and corporate governance committee of the board of directors, or the board, recommended to the board that Edward P. Gilligan, Scott W. Griffith and Robert C. Kagle be nominated for election as the Class I directors at Zipcar's 2012 annual meeting of stockholders. Based on this recommendation, on March 12, 2012, the board nominated Messrs. Gilligan, Griffith and Kagle for election as a Class I directors.

Mr. Gilligan currently serves as American Express Company's Vice Chairman and his business experience and qualifications to serve as a director of Zipcar will be set forth in the proxy statement for the 2012 annual meeting. If elected, Mr. Gilligan will be named to committees of the board as promptly as practicable after his election. Mr. Griffith is Zipcar's Chairman and Chief Executive Officer and has served as a member of the board since February 2003. Mr. Kagle has served on the board since July 2005 and is a member of the compensation committee of the board.

Item 8.01.    Other Events

On March 15, 2012, Zipcar issued a press release announcing the slate of nominees for election as Class I directors at Zipcar's annual meeting of stockholders scheduled to be held on May 31, 2012. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)

See Exhibit Index attached hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zipcar, Inc.

Date: March 15, 2012	By:	/s/ Dean J. Breda
Dean J. Breda
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated March 15, 2012